UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

_________________

Date of Report (Date of earliest event reported): November 1, 2013

Towerstream Corporation
(Exact Name of Registrant as Specified in Charter)

Delaware	001-33449	20-8259086
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

55 Hammarlund Way Middletown, RI	02842
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (401) 848-5848

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 DFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.         Submission of Matters to a Vote of Security Holders.

On November 1, 2013, at the Company’s annual meeting of stockholders , the Company’s stockholders approved (i) electing the five directors named by the Company (Philip Urso, Jeffrey M. Thompson, Howard L. Haronian, M.D., Paul Koehler, and William J. Bush) to hold office until the next annual meeting of stockholders, (ii) the amendment of the Company’s 2008 Non-Employee Directors Compensation Plan to increase the number of shares of common stock reserved for issuance from 1,000,000 shares of common stock to 2,000,000 shares of common stock (“Amendment of the 2008 Directors Plan”); and (iii) the ratification of Marcum LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013 (the “Auditor Ratification”).

As of the record date for the meeting of September 5, 2013, 66,405,427 shares of common stock, constituting all of the outstanding capital stock of the Company, were issued and outstanding, of which a total of 60,000,974 shares were voted at the annual meeting. The vote for each proposal was as follows:

Proposal	For	Against	Abstain	Broker Non-Votes
1. Election of five directors:
Philip Urso	26,078,828	2,386,681	582,135	30,953,330
Jeffrey M. Thompson	27,016,014	1,811,759	219,871	30,953,330
Howard L. Haronian, M.D.	26,265,908	2,568,665	213,071	30,953,330
Paul Koehler	27,132,553	1,694,570	220,521	30,953,330
William J. Bush	27,172,930	1,655,043	219,671	30,953,330
2. Amendment of the 2008 Directors Plan	25,820,532	3,010,665	216,447	30,953,330
3. Auditor Ratification	57,141,456	1,606,548	1,252,970	N/A

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOWERSTREAM CORPORATION

Dated: November 5, 2013	By:	/s/ Joseph P. Hernon
Joseph P. Hernon
Chief Financial Officer